  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998

                                                REGISTRATION NO. 333-51625
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         TARGETED GENETICS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                 WASHINGTON                                     91-1549568
        (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                (206) 623-7612
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               H. STEWART PARKER
                            CHIEF EXECUTIVE OFFICER
                         TARGETED GENETICS CORPORATION
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                (206) 623-7612
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                               STEPHEN M. GRAHAM
                             ALESIA PINNEY-HAWKINS
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON 98101-3099
                                (206) 583-8888

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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-----------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
  OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING      AMOUNT OF
      REGISTERED             REGISTERED        PER SHARE(1)         PRICE(1)      REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........   13,000,000 shares        $1.46           $18,980,000           $5,600
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the high and low sales prices of the Common Stock on Monday, April 27, 1998.

(2)Previously filed.

                                ---------------

  THE REGISTRANT HEREBY UNDERTAKES TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    [LOGO OF TARGETED GENETICS CORPORATION]

                               13,000,000 SHARES

                         TARGETED GENETICS CORPORATION

                               ----------------

                                 COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                               ----------------

  This Prospectus relates to up to 13,000,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Targeted Genetics Corporation (the "Company"). The Shares may be offered by certain Shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the over-the-counter market through the Nasdaq National Market ("Nasdaq"), or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution."

  None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

  All of the Shares were "restricted securities" under the Securities Act prior to their registration hereunder. The Company sold all of the Shares to the Selling Shareholders in a private transaction on April 17, 1998. The shares of Common Stock sold in such transaction constitute the Shares being registered hereunder. This Prospectus has been prepared so that future sales of the Shares will not be restricted under the Securities Act. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholders."

  The Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "TGEN." On April 30, 1998, the last reported sales price of the Common Stock on Nasdaq was $1.53 per share.

   THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION   OR   ANY   STATE  SECURITIES   COMMISSION,   NOR  HAS
 THE   SECURITIES   AND  EXCHANGE   COMMISSION   OR  ANY   STATE   SECURITIES
  COMMISSION  PASSED  UPON THE  ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                 The date of this Prospectus is June 22, 1998.

                          FORWARD-LOOKING INFORMATION

  This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and the Company's future results of operations or financial position are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

                             AVAILABLE INFORMATION

  The Company, a Washington corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding the Company. Reports and other information concerning the Company can also be inspected at the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, also are available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, TARGETED GENETICS CORPORATION, 1100 OLIVE WAY, SUITE 100, SEATTLE, WASHINGTON 98101, TELEPHONE NUMBER (206) 623-7612.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 0-23930) pursuant to the Exchange Act are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    3. The Company's Current Reports on Form 8-K filed with the Commission on April 28 and May 20, 1998;

    4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A effective as of April 26, 1994, including any amendment or report filed for the purpose of updating such description; and

    5. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                               ----------------

  The Company's principal executive offices are located at 1100 Olive Way, Suite 100, Seattle, Washington 98101, telephone (206) 623-7612.

                                 RISK FACTORS

  THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, ESTIMATES, INTENTIONS AND STRATEGIES ABOUT THE FUTURE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THE STATEMENT IS NOT FORWARD-LOOKING. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS, ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE, BEFORE MAKING A DECISION TO INVEST IN THE SHARES OFFERED HEREBY.

  Need for Substantial Additional Capital. The Company expects negative cash flow from operations to continue for the foreseeable future. The Company will require substantial additional funds to continue research and development; to conduct further preclinical studies and clinical trials; to establish pilot-scale and commercial-scale manufacturing processes and facilities; and to expand or establish quality-control, regulatory, marketing, sales and administrative capabilities. The Company's future capital requirements will depend on numerous factors, including continued scientific progress in the Company's research and development programs; the results of research and development activities; preclinical studies and clinical trials; acquisition of products or technology, if any; relationships with existing and future corporate collaborators, if any; competing technological and market developments; the time and costs involved in obtaining regulatory approvals; the costs involved in filing, prosecuting and enforcing patent claims; the time and costs of manufacturing scale-up and commercialization activities; and other factors. The Company estimates that, at its planned rate of spending, its existing cash, cash equivalents and securities available for sale and the interest income thereon will be sufficient to meet its capital requirements through the second quarter of 1999. There can be no assurance that the underlying assumed levels of revenue and expense will prove to be accurate. Whether or not these assumptions prove to be accurate, the Company will need to raise substantial additional capital to fund operations. The Company intends to seek additional funding through public or private financing, including equity financing, and through collaborative arrangements. Adequate funds for these purposes, whether obtained through financial markets or from collaborative or other arrangements with corporate partners or other sources, may not be available when needed or may not be available on terms favorable to the Company, if at all. If additional funds are raised by issuing equity securities, dilution to existing shareholders will result. In addition, in the event that additional funds are obtained through arrangements with collaborative partners, such arrangements may require the Company to relinquish rights to certain of its technologies or potential products that it would otherwise seek to develop or commercialize itself.

  Effect of Failure to Obtain Adequate Funding. If funding is insufficient at any time in the future, the Company may be required to delay, scale back or eliminate some or all of its research and development programs or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. Furthermore, the terms of any such license agreements might be less favorable than if the

Company were negotiating from a stronger position. Moreover, if funding is insufficient at any time in the future, and the Company's existing funds are depleted, the Company may be required to cease operations.

  Early Stage of Product Development; Technological Uncertainty. The Company has no commercial products and all of its potential products are in research, development or early-stage clinical trials. As such, the Company cannot predict when or if any of its products under development will be commercialized. Products, if any, resulting from the Company's research and development programs are not expected to be commercially available for a number of years, if at all, even if they are successfully developed and proven safe and effective.

  While many approaches to gene therapy and cell therapy are being pursued by pharmaceutical and biotechnology companies, there are currently no marketed gene therapies and a limited number of marketed cell therapies. Existing preclinical and clinical data relating to the Company's specific gene and cell therapy approaches are very limited. Prior to any commercial use, the products and technologies currently under development by the Company will require significant additional research and development efforts, extensive preclinical and clinical testing and regulatory approval. Clinical trials in humans are necessary to determine product safety and efficacy. Product development involving new therapies is highly uncertain and unanticipated developments, clinical and regulatory delays, adverse or unexpected side effects or immune responses or inadequate therapeutic efficacy could slow or prevent the successful completion of the Company's product and technology development efforts and have a material adverse effect on the Company's business, financial condition and results of operations.

  In addition, gene and cell therapy products are subject to the risks of failure inherent in the development of products based on innovative technologies. There can be no assurance that Targeted Genetics will be permitted to undertake additional or complete ongoing clinical trials of its potential products within reasonable time periods or otherwise, that sufficient numbers of patients can be accrued for such trials or that clinical trials will demonstrate that the products tested are safe and effective. Even if clinical trials are successful, there can be no assurance that the Company will obtain regulatory approval for any indication, that an approved product can be produced in commercial quantities at reasonable costs or gain acceptance for use by physicians and healthcare providers or that any potential products will be successfully marketed at prices that would permit the Company to operate profitably, the failure of any of which would have a material adverse effect on the Company's business, financial condition and results of operations.

  History of Losses and Uncertainty of Future Results. Targeted Genetics is a development stage company and has generated minimal revenues since inception. At December 31, 1997, the Company had an accumulated deficit of approximately $67.8 million. Losses have resulted from expenses incurred in the Company's research and development programs and, to a lesser extent, from general and administrative and interest expenses. The Company expects to incur substantial additional losses over at least the next several years and expects cumulative losses to increase substantially as it continues or expands its research and development activities. Payments from collaborative partners, if any, and investment income are expected to be the only sources of revenue for the foreseeable future and revenues from commercial sales of products are not expected for a number of years, if at all. To achieve profitable operations, Targeted Genetics, alone or with corporate collaborative partners, must successfully develop, manufacture, obtain regulatory approvals and market potential products, of which there can be no assurance. The time required to reach sustained profitability is highly uncertain and there can be no assurance that the Company will be able to achieve profitability on a sustained basis, if at all. Moreover, if profitability is achieved, the level of profitability cannot be predicted and it may vary significantly from quarter to quarter.

  Uncertainties Relating to Clinical Trials and Product Development. Existing data on the safety and efficacy of gene and cell therapy treatments are limited. The Company has performed limited clinical testing of certain of its product candidates and technologies under development. Preclinical studies of product candidates may not predict and do not ensure safety or efficacy in humans and are not necessarily indicative of the results that may be achieved in clinical trials with humans. Possible serious side effects of viral vector-based gene transfer include viral infections resulting from contamination with replication-competent viruses. In addition, the development of cancer in a patient is theoretically a possible side effect of all methods of gene transfer. Furthermore, as with most other biopharmaceutical products, there is also a possibility of toxicity or decreased efficacy associated with a host immune response toward any vector used in the Company's treatments. The possibility of such response may be increased if there is a need to deliver the vector frequently. There can be no assurance that unacceptable side effects will not be discovered during preclinical and clinical testing of the Company's potential products. Even after being cleared by the United States Food and Drug Administration (the "FDA") or the regulatory authorities of other countries, a product may later be shown to be unsafe or to not have its purported effect, thereby preventing its widespread use or requiring its withdrawal from the market. The rate of completion of the Company's clinical trials depends on, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the clinical protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in planned patient enrollment may result in increased costs, delays or termination of clinical trials, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has a limited clinical staff and, as a result, will rely on third parties to assist it in overseeing and monitoring clinical trials, which may result in delays in completing, or failure to complete, clinical trials if such third parties fail to perform under their agreements with the Company or fail to meet regulatory standards in the performance of their obligations under such agreements.

  Uncertainty of Patent Position and Proprietary Rights; Access to Proprietary Genes. The Company's success will depend in part on the ability of the Company and its licensors to obtain and maintain patent protection for the Company's technology and to preserve its trade secrets and operate without infringing on the proprietary rights of others, both in the United States and in other countries. The failure of the Company or its licensors to obtain and maintain patent protection for the Company's technology could have a material adverse effect on the Company. Patent positions in the biotechnology field are highly uncertain and involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents, particularly in regard to human therapeutic uses. There can be no assurance that patent applications relating to the technology used by the Company will result in patents being issued or that, if issued, the patent will not be subjected to further proceedings limiting the scope of the rights under the patent or that such patent will provide a competitive advantage or will afford protection against competitors with similar technology, or will not be challenged successfully, invalidated or circumvented by competitors. Moreover, because patent applications in the United States are maintained in secrecy until patents issue and patent applications in certain other countries generally are not published until more than 18 months after they are filed, and since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it or any licensor was the first creator of inventions covered by pending patent applications or that it or such licensor was the first to file patent applications for such inventions. The Company may become involved in patent interference proceedings declared by the United States Patent and Trademark Office ("USPTO") to determine priority of invention relating to patent applications. Participation in such proceedings could result in substantial cost to the Company, even if the eventual outcome were favorable to it. If the outcome of an interference proceeding were unfavorable, the Company may be unable to obtain rights to the invention involved. The Company has rights to technology relating to certain novel cholesterol derivatives ("DC Chol"), which rights were granted through a license agreement with the University of Tennessee Research Corporation ("UTRC"). UTRC is responding in Europe and Australia to third-party observations based on prior-art publications that question the patentability of the pending claims in the respective patent applications relating to DC Chol. The possibility of an adverse decision in these proceedings, or in a subsequent opposition proceeding if the respective patents issue, cannot be excluded. In addition, the Company may become involved in further proceedings before the USPTO concerning the issued DC Chol patent. The costs associated with such proceedings or an unfavorable outcome in any such proceedings may have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company's processes and potential products may conflict with patents that have been or may be granted to competitors, universities or others. As the biotechnology industry expands and more patents are issued, the risk increases that the Company's processes and potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or use of the affected process. Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of proprietary rights of others. If the Company becomes involved in such litigation, it could result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. In addition to any potential liability for significant damages, the Company could be required to obtain a license to continue to manufacture or market the affected product or use the affected process. Costs associated with any licensing arrangement may be substantial and could include ongoing royalties. There can be no assurance that any license required under any such patent would be made available to the Company on acceptable terms, if at all. If such licenses could not be obtained on acceptable terms, the Company could be prevented from manufacturing and marketing its potential products. Accordingly, an adverse determination in such litigation could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company also relies upon unpatented proprietary technology. There can be no assurance that the Company can meaningfully protect its rights in such unpatented proprietary technology, that any obligation to maintain the confidentiality of such proprietary technology will not be breached by employees, consultants, advisors or others, or that others will not independently develop substantially equivalent technology. Any such failure to protect, or the breach or development of, equivalent technology may have a material adverse effect on the Company's business, financial condition and results of operations.

  The genes that the Company expects to deliver as part of any gene therapy products are generally the subject of issued patents or patent applications. The Company has entered into licenses granting it certain rights to the use of certain genes currently required in the Company's product development programs. Failure by the Company to obtain or maintain in effect a license to any genes it may require to commercialize its potential products may have a material adverse effect on its business, financial condition and results of operations.

  Some of the vectors the Company currently produces for its product development programs are based on technology in the public domain, as well as nonexclusive licenses to patented technology. In addition, disputes may arise as to the ownership of proprietary rights to the extent that outside collaborators apply technological information developed independently by them or by others to Company projects or apply Company technology to other projects. Any such dispute may result in significant expense to the Company and an unfavorable outcome of any such dispute may have a material adverse effect on the Company's business, financial condition and results of operations.

  Uncertainty of Governmental Regulatory Requirements; Lengthy Approval Process. The Company's potential products are subject to extensive regulation by the FDA and foreign governmental authorities. The process of obtaining regulatory approvals for clinical trials or for the manufacturing or marketing of the Company's potential products is costly and time-consuming and is subject to unanticipated delays. Because gene and cell therapy are relatively new technologies and have not been extensively tested in humans, the regulatory requirements governing gene and cell therapy products and related clinical procedures are uncertain and are likely to be modified. There can be no assurance as to the length of the clinical trial period or the number of patients required to be enrolled in clinical trials in order to establish the safety, efficacy and potency of therapeutic products. Accordingly, delays, rejections or unexpected costs may be encountered based on changes in the policy or regulations of the FDA or foreign governmental authorities during the period of product development and regulatory review, which changes may result in limitations or restrictions on the Company's ability to utilize its technology or develop its product candidates. Regulatory requirements ultimately imposed could also adversely affect the ability of the Company to clinically test, manufacture or market products. In addition, many academic institutions and companies conducting research in the gene and cell therapy fields are using a variety of approaches and technologies. Any adverse results obtained by such researchers in preclinical studies or clinical trials could materially adversely affect the regulatory environment for gene and cell therapy products generally, possibly leading to delays in the regulatory review and approval process for the Company's potential products. Furthermore, the Company or governmental authorities may suspend clinical trials at any time if it is determined that the subjects participating in such trials are exposed to unacceptable health risks. There can be no assurance that the Company will not encounter these or other problems in clinical trials that will cause the Company or governmental authorities to delay or suspend such trials. Even if regulatory approval of a potential product is obtained, such approval may entail limitations on the indicated uses for which such product may be marketed, which may restrict the patient population for which any product may be prescribed. In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on marketing a product or withdrawal of the product from the market, as well as possible criminal or civil sanctions.

  To commercialize any product and prior to submitting the application for marketing approval in the United States, the Company must sponsor and file an Investigational New Drug application ("IND") for each proposed product and must be responsible for initiating and overseeing the clinical studies to demonstrate the safety and efficacy that are necessary to obtain FDA approval of such product. There can be no assurance that the Company will be able to obtain the necessary clearances for clinical trials or approvals for manufacturing or marketing any of its product candidates.

  After completion of clinical trials of a new product, FDA marketing approval must be obtained. At that time, the Company must submit relevant data, including the results of product development activities, preclinical studies and clinical trials, in addition to detailed manufacturing information. Notwithstanding the submission of relevant data, the FDA may withhold marketing approval and may require additional clinical trials. All manufacturing operations also are subject to the FDA's current Good Manufacturing Practice ("cGMP") requirements on an ongoing basis. There can be no assurance that the Company will be able to attain or maintain compliance with cGMP requirements. The Company is similarly subject to regulation by foreign governmental authorities.

  Failure to obtain regulatory approvals for its product candidates or to either attain or maintain compliance with cGMP or other manufacturing requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

  Intense Competition. The Company is experiencing intense competition from companies developing gene and cell therapy technologies as well as those using more traditional approaches to treating human diseases. The Company is aware of a number of companies and institutions that are developing or considering the development of potential gene and cell therapy treatments, including early-stage gene therapy companies, fully integrated pharmaceutical companies, universities, research institutions, governmental agencies and other healthcare providers. In addition, the Company's potential products will be required to compete with existing pharmaceutical products, or products developed in the future, that are based on established technologies. Many of the Company's competitors have substantially more financial and other resources, larger research and development staffs, and more experience and capabilities in researching, developing and testing products in clinical trials, in obtaining FDA and other regulatory approvals, and in manufacturing, marketing and distribution than the Company. In addition, the competitive positions of other early-stage companies may be enhanced significantly through their collaborative arrangements with large pharmaceutical companies or academic institutions. The Company's competitors may succeed in developing, obtaining patent protection for, receiving FDA and other regulatory approvals for, or commercializing products more rapidly than the Company. If the Company is successful in commercializing its products, it will be required to compete with respect to manufacturing efficiency and marketing capabilities, areas in which it has no experience. The Company also competes with others in acquiring products or technology from research institutions or universities. The Company's competitors may develop new technologies and products that are available for sale prior to the Company's potential products or that are more effective than the Company's potential products. In addition, competitive products may be manufactured and marketed more successfully than the Company's potential products. Such developments could render the Company's potential products less competitive or obsolete, and could have a material adverse effect on the Company's business, financial condition and results of operations.

  Rapid Technological Change. Gene and cell therapy are new and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Considerable experimentation and clinical testing must be completed successfully before gene and cell therapies are used in practice. Rapid technological development could result in actual and proposed technologies, products or processes of the Company becoming obsolete prior to successful commercialization. There can be no assurance that the Company's research and development efforts will be successful.

  Dependence on Reimbursement. Successful commercial sales of the Company's potential products will depend in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. There is significant uncertainty concerning the reimbursement status of newly approved healthcare products, and third-party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that adequate third-party reimbursement will be available for the Company's potential products, or that any third-party reimbursement that is obtained will be adequate to enable the Company to maintain price levels sufficient to realize an adequate return on its investments in manufacturing and product development. If adequate reimbursement is not provided by government and third-party payors for the Company's potential products, the Company's business, financial condition and results of operations would be materially adversely affected.

  Dependence on Key Personnel and Scientific Collaborators. The Company is highly dependent on the principal members of its scientific and management staff. Loss of any of these persons could materially adversely affect the Company's business, financial condition and results of operations. The Company does not have any employment contracts or key person life insurance. The Company's success will depend in large part on its ability to attract and retain key employees and scientific advisors. Competition among biotechnology and pharmaceutical companies for highly skilled scientific and management personnel is intense. There can be no assurance that the Company will be successful in retaining its existing personnel or advisors, or in attracting additional qualified employees. The failure to attract and retain such personnel or loss of existing personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company also depends on the continued availability of outside scientific collaborators who perform research, which may be funded by the Company, in certain areas relevant to the Company's research. The Company's scientific collaborators are not employees of the Company and generally may terminate their relationship with the Company at any time. In addition, certain of the Company's collaborators have consulting or other advisory relationships with other entities that may conflict with their obligations to the Company. As a result, the Company has limited control over their activities and can expect that only limited amounts of their time will be dedicated to Company activities. For these reasons, there can be no assurance that inventions or processes developed by the Company's collaborators will become the property of the Company. Although certain of the Company's scientific collaborators have agreed not to engage in activities that would involve a conflict of interest with the Company, there can be no assurance that this will not occur. The Company has relied upon scientific, technical, clinical, commercial and other data supplied and disclosed by outside collaborators and will rely in part on such data in support of INDs and subsequent clinical trials for its potential products. There can be no assurance that such information will not contain errors or omissions of fact or will not otherwise prove inadequate to support the Company's research and development efforts.

  No Commercial Manufacturing, Distribution or Marketing Capability. The Company's current facilities and staff will need to be expanded or supplemented for large-scale clinical or commercial production of its potential products. Large-scale manufacturing of gene and cell therapy products has not been demonstrated by any third party. The Company will be required to contract with others or to construct a production facility in order to complete all the clinical trials necessary for product commercialization. Certain of the Company's products under development may be delivered through the processing of patient cells in specialized laboratories. The Company will be required to construct its own commercial-scale laboratories or contract with others for such processing. In addition, the Company has no experience in sales and marketing. To market any products that may result from its development programs, Targeted Genetics will have to develop marketing and sales capabilities, either on its own or in conjunction with others. The Company will depend to a significant extent on collaborative partners, licensees or other entities for development, manufacturing and commercialization of its potential products. There can be no assurance that the Company will be able to enter into any such arrangements on acceptable terms, if at all. If the Company is unable to obtain or retain third-party manufacturing on commercially acceptable terms, its ability to commercialize potential products may be delayed or foreclosed. The Company's dependence upon third parties for the manufacture, marketing and sale of its potential products may materially adversely affect the Company's ability to develop and deliver products on a timely and competitive basis. In addition, the terms of the Company's collaborative agreement with Laboratoires Fournier S.C.A. ("Fournier") contemplate that, upon the negotiation and execution of a definitive supply agreement, the Company will have the right, subject to certain conditions, to manufacture and supply to Fournier its requirements for the Company's E1A tumor suppressor product candidate, for which the Company would receive manufacturing fees. There can be no assurance that the Company, either independently or with third parties, will be able to manufacture such product in compliance with applicable regulatory requirements and in sufficient quantities on a timely and cost-effective basis, if at all, or that any manufacturing fees will be received. If the Company engages in commercial-scale manufacturing and marketing of its or its collaborative partners' potential products, it will require substantial additional funds, personnel and production facilities.

  Dependence on Corporate Collaborators. The Company expects to rely in the future on corporate collaborative partners to conduct clinical trials, obtain regulatory approvals and manufacture and market any resulting products. Although the Company believes that such collaborative partners would have an economic motivation to commercialize products that result from the Company's research and development efforts, the amount and timing of resources devoted to these activities by such parties could depend on the achievement of technical and research goals by the Company and generally would be controlled by such partners. The sale of products may depend on the successful completion of arrangements with future partners, licensees or distributors in each territory. There can be no assurance that the Company will be successful in establishing any such collaborative arrangements or that any such future partner would be successful in commercializing products. The Company has an existing collaborative arrangement with Fournier under which Fournier has exclusive rights to develop and commercialize in Europe the Company's E1A tumor suppressor product candidate and any other product candidates based on the E1A tumor suppressor gene and developed pursuant to the agreement. Fournier has agreed to coordinate development of the E1A tumor suppressor product candidate in Europe by conducting clinical trials, preparing and filing submissions for regulatory approval in its territory and paying all associated costs, while the Company has corresponding responsibilities with respect to development and commercialization in the United States. The agreement provides that Fournier will make milestone payments upon the achievement of specified goals by Fournier or the Company and also will pay manufacturing fees if the Company manufactures products for Fournier and royalties on sales of resulting products, if any. Because Fournier has been granted exclusive development and commercialization rights with respect to the E1A tumor suppressor product candidate in Europe, the success of the product candidate and related products in Europe depends upon the efforts of Fournier. There can be no assurance that Fournier will perform its obligations under the agreement, that it or the Company will successfully develop or market any products under the agreement, or that the Company will ever receive any milestone payments, royalties or manufacturing fees under the agreement, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that present or future collaborators will not pursue existing or alternative technologies in preference to potential products being developed in collaboration with the Company.

  Hazardous Materials; Environmental Matters. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any resulting damages, and any such liability could exceed the Company's resources. The Company may be required to incur significant costs to comply with environmental laws and regulations in the future. Current or future environmental laws or regulations may have a material adverse effect on the Company's business, financial condition and results of operations.

  Product Liability. The testing, manufacture, marketing and sale of human healthcare products entail the inherent risk of liability claims or product recalls and associated adverse publicity. The Company currently has a limited amount of product liability insurance. Such insurance is expensive and there can be no assurance that it will continue to be available in sufficient amounts and on acceptable terms, if at all. In addition, pursuant to the terms of its agreement with Fournier, the Company has agreed to indemnify Fournier with respect to certain losses incurred as a result of the manufacture, supply or sale of potential product candidates. A product liability claim or product recall could inhibit or prevent commercialization of products being developed by the Company Any product liability claim, including an indemnification claim under the Fournier agreement or any other collaborative agreement, or product recall could have a material adverse effect on the Company's business, financial condition and results of operations.

  Potential Volatility of Stock Price; Absence of Dividends. Since the Company's initial public offering, the market price of the Common Stock has fluctuated significantly. The stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. In addition, the market price of the Common Stock, similar to that of securities of other biotechnology companies, may, at times, be highly volatile. Factors such as the results of preclinical studies and clinical trials by the Company or its competitors, other evidence of the safety or efficacy of products of the Company or its competitors, announcements of technological innovations or new products by the Company or its competitors, changes in governmental regulation, developments in patent or other proprietary rights of the Company or its competitors, including litigation, fluctuations in the Company's operating results and changes in general market conditions for biotechnology stocks could have a significant impact on the future price of the Common Stock. The Company has never paid cash dividends on the Common Stock and does not anticipate paying cash dividends in the foreseeable future.

  Antitakeover Considerations. The Company has the authority to issue up to 6,000,000 shares of Preferred Stock in one or more series and to fix the powers, designations, preferences and relative rights thereof without any further vote or action by the Company's shareholders. The issuance of Preferred Stock could dilute the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. Certain provisions of the Company's Restated Articles of Incorporation, the Amended and Restated Bylaws and employee benefit plans, as well as Washington law, may operate in a manner that could discourage or render more difficult a takeover of the Company, the removal of directors or the ability to call a special meeting of the shareholders, or may limit the price certain investors may be willing to pay in the future for shares of Common Stock.

  Shares Eligible for Future Sale. Substantially all of the Company's shares are eligible for sale in the public market, including the shares of Common Stock registered hereby. Sales of a substantial number of shares of Common Stock being registered, as well as future sales of such Common Stock or of shares of Common Stock by existing shareholders, or the perception that such sales could occur, could adversely affect the market price of the Common Stock.

                             SELLING SHAREHOLDERS

  The following table provides certain information regarding the Selling Shareholders and the number of Shares being offered by them.

                                       SHARES
                                    BENEFICIALLY                   SHARES
                                        OWNED                   BENEFICIALLY
                                        PRIOR                    OWNED AFTER
                                   TO OFFERING(1)    SHARES      OFFERING(2)
                                  -----------------   BEING   -----------------
        NAME AND ADDRESS           NUMBER   PERCENT  OFFERED  NUMBER(3) PERCENT
        ----------------          --------- ------- --------- --------- -------
The Equitable Life Assurance
 Society......................... 3,000,000  10.04% 3,000,000       --    --
International Biotechnology
 Trust plc....................... 4,450,000  14.89% 3,000,000 1,450,000  4.37%
GeneChem Technologies Venture
 Fund L.P........................ 3,000,000  10.04% 3,000,000       --    --
SOFINOV Societe Financiere
 d'Innovation Inc................ 4,000,000  13.24% 4,000,000       --    --

--------
(1) Assumes the exercise of warrants, which are immediately exercisable.
(2) Includes shares issuable upon exercise of warrants, which are immediately exercisable.
(3) Assumes the sale of all shares offered by each of the Selling
    Shareholders.

  None of the Selling Shareholders has had any material relationship with the Company, or any of its affiliates, within the past three years. Jeremy Curnock Cook, a director and Chairman of the Board of the Company, however, is a director of International Biotechnology Trust plc.

  The Selling Shareholders have represented to the Company that they purchased the Shares for their own account for investment only and not with a view toward the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Shareholders, even though purchasing the Shares for investment, may wish to be legally permitted to sell their Shares when they deem appropriate, the Company agreed with the Selling Shareholders to file with the Commission under the Securities Act the Registration Statement with respect to the resale of the Shares from time to time in transactions in the over-the-counter market through Nasdaq, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of April 17, 2000 and the date on which the Selling Shareholders have sold all the Shares.

                             PLAN OF DISTRIBUTION

  All of the Shares offered hereby may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors-in-interest. The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the over-the-counter market through Nasdaq, or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect the above-mentioned transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Shareholders in connection with the offering of certain of the Shares by the Selling Shareholders. None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.

  The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

  Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders and broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act.

  There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Perkins Coie LLP, Seattle, Washington.

                                    EXPERTS

  The financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

Forward-Looking Information.................................................   2
Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   3
Risk Factors................................................................   4
Selling Shareholders........................................................  12
Plan of Distribution........................................................  12
Legal Matters...............................................................  13
Experts.....................................................................  13



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               13,000,000 SHARES

                                     LOGO

                         TARGETED GENETICS CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                               ----------------

                                  PROSPECTUS

                               ----------------

                              JUNE 22, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

   5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock(1)
   23.1 Consent of Ernst & Young LLP, independent auditors(1)
   23.2 Consent of Perkins Coie LLP (contained in Exhibit 5.1)
   24.1 Power of attorney (contained on signature page)

--------

(1) Previously filed.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 4th day of August, 1998.

                                          TARGETED GENETICS CORPORATION

                                               /s/  James A. Johnson
                                          By: _________________________________

                                                   James A. Johnson

                                               Vice President, Finance, Chief

                                              Financial Officer, Treasurer and
                                                       Secretary

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby authorizes H. Stewart Parker and James A. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registrant's Registration Statement has been signed by the following persons in the capacities indicated below on the 4th day of August, 1998.


                   SIGNATURE                                       TITLE
                   ---------                                       -----

           /s/ H. Stewart Parker*               President, Chief Executive Officer and
 _____________________________________________   Director (Principal Executive Officer)
               H. Stewart Parker

            /s/ James A. Johnson                Vice President, Finance, Chief Financial
 _____________________________________________   Officer, Treasurer and Secretary
                James A. Johnson                 (Principal Financial and Accounting
                                                 Officer)

          /s/ Jeremy Curnock Cook*              Chairman of the Board of Directors
 _____________________________________________
              Jeremy Curnock Cook

             /s/ Jack L. Bowman*                Director
 _____________________________________________
                 Jack L. Bowman

             /s/ James D. Grant*                Director
 _____________________________________________
                 James D. Grant

          /s/ Mark Richmond, Ph.D.*             Director
 _____________________________________________
              Mark Richmond, Ph.D.

            /s/ Martin P. Sutter*               Director
 _____________________________________________
                Martin P. Sutter

     /s/ James A. Johnson

*By: _____________________________

         James A. Johnson

         Attorney-in-Fact

                                     II-2